                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Varlen Corporation:

We consent to the incorporation by reference in the Registration Statements of Varlen Corporation and subsidiaries on Form S-8, File No. 33-35085 and Form S-8, File No. 33-55132 and Form S-3, File No. 33-72218 and Form S-3, File No. 33-61826 and Form S-8/S-3, File No. 33-72480 of our report, dated March 6, 1995, appearing and incorporated by reference in this Annual Report on Form 10-K of Varlen Corporation and subsidiaries for the year ended January 31, 1995.




DELOITTE & TOUCHE LLP

April 21, 1995
Chicago, Illinois